Exhibit 99.1

NEORX SELLS PROPERTY AND EQUIPMENT
TO TRACE RADIOCHEMICAL FOR $950,000

SEATTLE, December 18, 2003 — NeoRx Corporation (NASDAQ: NERX), a cancer therapeutics development company, today announced that it has sold to Trace Radiochemical, Inc. certain NeoRx real estate and associated equipment located adjacent to its Denton, Texas manufacturing facility for $950,000.  In connection with the sale, NeoRx also transferred to Trace its interest under a lease of a cyclotron that is housed on the property.

NeoRx operates a radiopharmaceutical manufacturing and distribution facility in Denton, Texas.  NeoRx has designated this facility as the principal site for clinical and commercial manufacture of its STR™ (Skeletal Targeted Radiotherapy) product candidate in development for treatment of multiple myeloma.  NeoRx is ramping up the facility for manufacture of STR for a phase III clinical trial, which the company expects to open for patient enrollment in the first quarter of 2004.  The sale of equipment and real estate to Trace involves ownership transfer of a small, separate building and equipment unrelated to the manufacture of STR, located at the same address as NeoRx’s manufacturing facility.

“The proceeds from this sale will be used to decrease the outstanding debt related to our manufacturing facility, and as a result, will help defray the costs related to the manufacture of our phase III clinical product, STR,” said Jack L. Bowman, Chairman and Chief Executive Officer of NeoRx.  “We are pleased to have executed this mutually beneficial transaction with Trace, and happy that we could assist them in establishing their new cyclotron operation.”

NeoRx is a cancer therapeutics company developing products for targeted delivery of anti-cancer agents, including radiopharmaceuticals, to tumor sites.

Trace Radiochemical, Inc. is a member of the Trace Sciences International Group of companies, which specializes in the supply and manufacturing of stable and radioactive isotopes.

This release contains forward-looking statements relating to the development of the Company’s products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Factors that could affect the Company’s actual results include conditions in the capital markets in general and in the life science sector in particular, specifically those that may affect potential financing sources for the development of NeoRx’s business, the progress and costs of clinical trials and the timing of regulatory approvals, the availability of clinical materials from third-party suppliers, NeoRx’s ability to manufacture STR in a timely and cost-effective manner and commercialize products and other risks and uncertainties described in NeoRx’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2002 and its latest Quarterly Report on Form 10-Q.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

NeoRx and STR are registered trademarks or trademarks of NeoRx Corporation in the United States and/or foreign countries.

© 2003 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation	Lippert/Heilshorn & Associates, Inc.
Melinda G. Kile	Jody Cain (jcain@lhai.com)
Vice President, Finance	Bruce Voss (bvoss@lhai.com)
206-286-2501	310-691-7100

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